UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2012

The Carlyle Group L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-35538	45-2832612
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Pennsylvania Avenue, NW Washington, D.C.		20004-2505
(Address of Principal Executive Offices)		(Zip Code)

(202) 729-5626

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On December 20, 2012, The Carlyle Group issued a press release announcing the transaction described below under Item 8.01 of this Current Report on Form 8-K. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Pursuant to General Instruction B.2 of Current Report on Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including the press release attached hereto as Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, such information shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Item 8.01	Other Events.

On December 19, 2012, The Carlyle Group L.P. (“we,” “our” or “us”) entered into separate purchase agreements with ECM Capital, L.P. and Barclays Natural Resource Investments, a division of Barclays Bank PLC (“BNRI”) among other parties thereto, including certain of our respective subsidiaries or affiliates, pursuant to which we have agreed to invest in NGP Management Company, L.L.C., a Texas limited liability company (“NGP Management” and, together with its affiliates, “NGP” or “NGP Energy Capital Management”). The transaction closed on December 20, 2012. Established in 1988 by Ken Hersh and his partners, NGP Energy Capital Management is an Irving, Texas-based energy investor with $12.1 billion in assets under management across eight funds and has 70 professionals in five offices as of September 30, 2012. The firm has successfully completed 220 transactions, resulting in cumulative invested capital of $6.6 billion with total enterprise value of $36.1 billion across a range of energy and natural resource assets, including oil and gas resources, oilfield services, pipelines and processing. Other investment mandates include food, agriculture, water resources and services, energy efficiency, power tech and alternative energy.

Pursuant to the purchase agreements, we have acquired an interest in NGP Management comprised of 7.5% from an affiliate of NGP and 40.0% from BNRI that together entitles us to 47.5% of the management fee-related revenues of the NGP entities that serve as the advisors to certain private equity funds. We also have acquired future interests in the general partners of certain future carry funds advised by NGP that will entitle us to 7.5% of the carried interest received by such fund general partners. In addition to the consideration paid at the initial closing, subject to the receipt of certain regulatory approvals, we will pay an additional $7.5 million no later than May 11, 2017 to acquire an additional 7.5% revenue interest from NGP management, which will give us a 55% revenue interest. We have also acquired options to purchase additional interests in NGP as described below.

In consideration for these interests and options, at the initial closing we paid an aggregate of $384 million in cash and an aggregate of 1,594,516 newly issued Carlyle Holdings partnership units, which represent approximately $40 million in total, of which approximately $15 million are subject to forfeiture in early 2018, in whole or in part, if NGP does not successfully achieve its business performance goals.

We also have agreed to pay at various times during the 2015 to early 2018 period to the sellers additional consideration that is contingent upon NGP achieving certain business performance goals associated with NGP’s business plan. If NGP achieves the baseline business plan goals, such contingent consideration consisting of additional cash and a promissory note in an aggregate amount of up to $198 million and additional Carlyle Holdings partnership units with an aggregate value of up to approximately $15 million would be due. Up to an additional $30 million of cash and a promissory note would be payable by us to BNRI if NGP outperforms the baseline business plan and achieves higher performance goals. We believe that the baseline goals are achievable and anticipate that we will pay a majority or all of the first tier of additional consideration. The Carlyle Holdings partnership units issued to the sellers will, subject to the terms of the exchange agreement entered into at the initial closing and certain transfer restrictions in the purchase agreement, be exchangeable for common units of The Carlyle Group L.P. on a one-for-one basis.

In addition, we have agreed that, following the termination of the investment period of the NGP X fund and subject to the terms of the applicable purchase agreements and the satisfaction or waiver of certain conditions set forth therein, including the receipt of required regulatory approvals, we will acquire for an additional $7.5 million in cash additional interests in NGP Management that, together with the initial interests described above, will entitle us to 55% of the management fee-related revenues of the NGP entities that serve as the advisors to certain private equity funds.

As noted above, pursuant to the terms of the purchase agreements, the sellers have agreed to grant us options to purchase additional interests in NGP. Specifically, we will acquire (1) an option, exercisable by us between July 1, 2014 and July 1, 2015, to purchase from BNRI, for a purchase price in cash that we estimate will be approximately $65 to $74 million plus the net capital amount that has been contributed, interests in the general partner of NGP X entitling us to 40% of the carried interest received by such fund general partner; (2) an option, exercisable by us from the initial closing until January 1, 2015, to purchase from BNRI, for a purchase price in cash that we estimate will be approximately $34 to $38 million, additional interests in the general partners of all future carry funds advised by NGP entitling us to an additional 40% of the carried interest received by such fund general partners; and (3) an option, exercisable by us in approximately 13 years, to purchase from ECM Capital, L.P. and its affiliates, for a formulaic purchase price in cash based upon a measure of the earnings of NGP, the remaining interests in NGP Management.

In connection with the transactions described above, we also have entered into a strategic alliance agreement with NGP addressing, among other things, fundraising, branding strategy, investment in future NGP funds, administrative services and compliance matters. We also have entered into a senior advisor consulting agreement with the chief executive officer of NGP and have agreed to issue 398,629 deferred restricted common units for the benefit of a broad group of NGP personnel who are to provide us with consulting services.

We will account for our initial investment in NGP Management under the equity method of accounting under U.S. GAAP. Accordingly, initially we will record our investment in NGP Management at cost, which will reflect the fair value of the consideration transferred in the transaction, excluding any elements in the transaction that would be considered future compensation to NPG personnel. We will record investment income for our share of the applicable gross management fee-related revenues for the period. We will also record, as a reduction of investment income, our share of any allocated expenses from NGP Management for the relevant period, expenses associated with the compensatory elements of the transaction, and amortization of any basis differences related to the intangible assets of NGP Management. If we exercise the options to acquire additional interests in NGP, we will evaluate whether we are required to consolidate NGP (or certain NGP entities) at such time.

For purposes of our segment reporting, our share of the revenues and allocated expenses derived from NGP Management will be included in the results of operations of our Real Assets segment. We will record all relevant revenues and expenses in the respective operating lines. We exclude from our segment results the impact of equity-based compensation and contingent consideration issued in conjunction with acquisitions and strategic investments and the amortization associated with acquired intangible assets.

For the nine months ended September 30, 2012 and the year ended December 31, 2011, the gross management fee-related revenues of the NGP entities that serve as the advisors to certain private equity funds and the business development company managed by NGP (and in which we initially will have a 47.5% interest) were $105.0 million and $110.0 million, respectively.

Forward-looking Statements

This Current Report on Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to the benefits we expect to realize as a result of our agreement to acquire a revenue interest in NGP Energy Capital Management, as well as our expectations regarding the performance of our business, our financial results, our liquidity and capital resources and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. These statements are subject to risks, uncertainties and assumptions, including those associated with a failure to complete the acquisition and the failure of NGP to perform as we expect, as well as those described under the section entitled “Risk Factors” in our prospectus dated May 2, 2012, filed with the SEC pursuant to Rule 424(b) of the Securities Act on May 4, 2012, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated December 20, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CARLYLE GROUP L.P.

	By:	Carlyle Group Management L.L.C.,
its general partner

Date: December 20, 2012	By:	/s/ Adena T. Friedman
	Name:	Adena T. Friedman
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press Release, dated December 20, 2012.